UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January  28, 2002

SYSCOMM INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-22693	11-2889809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Kingsbridge Road, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:           (973) 227-8772

Item 2. Acquisition or Disposition of Assets

        On January 28, 2002, we sold our 40,000 square foot facility, including approximately 7.4 acres, located at 20 Precision Drive, Shirley, New York, to Parr Research and Marketing, Inc. for a purchase price of $2,500,000.     The sale generated cash of approximately $1,300,000.     We anticipate using the proceeds for working capital and other financing needs.     The sale completes our plans to consolidate and centralize operations and move our headquarters to 7 Kingsbridge Road, Fairfield, New Jersey.

Item 7. Financial Statements And Exhibits

        (c)    Exhibits.

10.1	Contract of Sale - Office, Commercial and Multi-Family Residential Premises by and between SysComm International Corporation and Parr Research and Marketing, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCOMM INTERNATIONAL CORPORATION (Registrant)
Date: February 12, 2002	By:	/s/ J. Robert Patterson
J. Robert Patterson Chief Financial Officer